[LETTERHEAD OF KPMG PEAT MARWICK APPEARS HERE]

                                                                    Exhibit 23.2



                             TAX ADVISORS' CONSENT


Board of Directors
Commerce Bank


Board of Directors
BB&T Financial Corporation


We consent to the inclusion of our tax opinion dated August 19, 1994, regarding the federal and Virginia income tax consequences of the Merger, in Exhibit No.
8.1 of the Form S-4 Registration Statement to be filed with the Securities and Exchange Commission, and the references to our firm under the headings
"SUMMARY - Certain Federal Income Tax Consequences", "THE ACQUISITION - Certain Federal Income Tax Consequences of the Acquisition" and "Opinions" in the Prospectus/Proxy Statement.


                                                /s/ KPMG Peat Marwick LLP
                                                -------------------------
                                                KPMG Peat Marwick LLP

Raleigh, North Carolina
August 30, 1994